                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 21st day of October, 1997, by and between Webx Media, Inc., a Nevada corporation ("Webx") and Steroidogenesis Inhibitors, Inc., a Nevada corporation ("SII") and the selling shareholders of SII executing this agreement with reference to the following:

              A. Webx is a Nevada corporation organized on March 26, 1996. Webx is listed on the NASD OTC Bulletin Board under the symbol "WEBX". Webx has authorized capital stock of 25,000,000 shares, $.001 par value, of which 5,000,000 shares are issued and outstanding and 303,000 shares may be traded publicly.

              B. SII is a Nevada corporation, organized on September 2, 1994. SII has authorized capital stock of 10,000,000 shares, $.01 par value, of which 7,018,236 shares are issued and outstanding.

              C. The respective Boards of Directors of Webx and SII have deemed it advisable and in the best interests of Webx and SII that SII be acquired by Webx, pursuant to the terms and conditions set forth in this Agreement.

              D. Webx and II propose to enter into this Agreement which provides among other things that up to 100% but no less than 86.74% of the outstanding shares of SII be acquired by Webx, in exchange for shares of Webx and such additional items as more fully described in this Agreement.

              E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                 THE ACQUISITION

         1.01 At the Closing, up to 100% (7,018,236 shares) but no less than 86.74% (6,087,700) of the issued and outstanding common shares of SII shall be acquired by Webx in a share for share exchange for shares of Webx. The shares of Webx to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

         1.02 SII has issued shares of its common stock pursuant to a private place to shareholders in various states. Webx will attempt to acquire these shares on the same terms provided an exemption from registration is available in the states where the stockholders reside.

         1.03 At the Closing, the SII shareholders will deliver certificates for the issued and outstanding shares of SII, duly endorsed so as to make Webx the sole holder thereof, free and clear of all claims and encumbrances and Webx shall deliver a transmittal letter directed to the transfer agent of Webx directing the issuance of shares to the shareholders of SII as set forth on Exhibit A of this Agreement.

         1.04 Following the reorganization and pursuant to the conditions set forth in paragraph 5.01 (e) and (f) there will be a total of no less than 7,790,700 and no more than 8,721,236 common shares, $.001 par value, issued and outstanding in Webx.

         1.05 Following the reorganization, SII will be a majority owned subsidiary of Webx.

                                    ARTICLE 2
                                   THE CLOSING

         2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of SII on or before November 30, 1997, (the "Closing Date") at 11:00 a.m. or at such other place or date and time as may be agreed to in writing by the parties hereto.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF Webx

         Webx, and the Officers and Directors of Webx personally, hereby represents and warrants to SII as follows:

         3.01 Webx shall deliver to SII on or before Closing, each of the following:

              (a) Financial Statements. Audited financial statements of Webx including, but not limited to, balance sheets and profit and loss statements for the period ending December 31, 1996 prepared in accordance with generally accepted accounting principles and unaudited financial statements of Webx for the period ending September 30, 1997 prepared by management and which fairly present the financial condition of Webx at the dates thereof. (Schedule A)

              (b) Property. An accurate list and description of all property, real or personal, owned by Webx of a value equal to or greater than $1,000.00. (Schedule B.)

              (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of Webx incurred or owing as of the date of this Agreement. (Schedule C.1.)

              (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Webx is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Webx (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 1996, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.
         (Schedule D.)

              (e) Loan Agreements. Complete and accurate copies of a loan agreements and other documents with respect to obligations of Webx for the repayment of borrowed money. (Schedule E.)

              (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

              (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Webx together with all amendments thereto to the date hereof. (Schedule G.)

              (h) Shareholders. A complete list of all persons or entities holding capital stock of Webx or any rights to subscribe for, acquire, or receive shares of the capital stock of Webx (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

              (i) Officers and Directors. A complete and current list of all Officers and Directors of Webx. (Schedule I.)

              j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Webx who received $1,000.00 or more in aggregate compensation from Webx whether in salary bonus or otherwise, during the year 1996, or who is presently scheduled to receive from Webx a salary in excess of $1,000.00 during, the year ending December 31, 1997, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

              (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Webx threatened, which may materially and adversely affect Webx. (Schedule K.)

              (1) Tax Returns. Accurate copies of all Federal and State tax returns for Webx for the last fiscal year. (Schedule L.)

              (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Webx under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during, the last fiscal year. (Schedule M.)

              (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Webx has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

              (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Webx is qualified to do business and is in good standing. (Schedule O.)

              (p) Subsidiaries. A complete list of all subsidiaries of Webx. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Webx has an interest, direct or indirect.

              (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Webx, if any. (Schedule Q.)

              (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Webx may have, other than those listed in the schedule on Union Matters. (Schedule R.)

              (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Webx in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

              (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming Webx as an insured or beneficiary or as a loss payable payee or for which Webx has paid all or part of the premium in force on the date hereof specifying any notice or other information possessed by Webx regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Webx as beneficiary covering the business activities of Webx. (Schedule T.)

              (u) Customers. A complete and accurate list (in all material respects) of the customers of Webx, including presently effective contracts of Webx to be assigned to Webx, accounting for the principle revenues of Webx, indicating the dollar amounts of gross income of each such customer for the period ended September 30, 1997. (Schedule U.)

              (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Webx. (Schedule V.)

         3.02 Organization, Standing and Power. Webx is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

         3.03 Qualification. Webx is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which Webx is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

         3.04 Capitaization of Webx. The authorized capital stock of Webx consists of 25,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding are 5,000,000 issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Webx stock.

         3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Webx. This Agreement constitutes the valid and binding obligation of Webx enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Webx and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Webx's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Webx is a party or bound by.

         3.06 Absence of Undisclosed Liabilities. Webx has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

         3.07 Absence of Changes. Since September 30, 1997, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Webx, except for changes resulting from completion of those transactions described in Section 5.0 1.

         3.08 Tax Matters. All taxes and other assessments and levies which Webx is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Webx in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Webx income or business prior to the Closing Date.

         3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Webx or its shareholders are a party or by which Webx or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Webx or any securities representing the right to purchase or otherwise receive any such capital stock of Webx.

         3.10 Title to Assets. Except for liens set forth in Schedule C, Webx is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

         3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Webx is a party are valid and in full force and effect on the date hereof, and Webx has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Webx.

         3.12 Legal Proceedings, Etc. Except as set forth in Schedule K. there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Webx or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Webx. Webx has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         3.13 Governmental Regulation. To the knowledge of Webx and except as set forth in Schedule K, Webx is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any Court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Webx. Webx has made all filings required by the Securities Act of 1933, as amended, and such filings did not contain any material misstatement or omit to state a material fact required to make the statements therein not misleading. All securities issued by Webx were offered and sold pursuant to an effective registration statement or an exemption from registration and applicable state securities laws. Webx has offered and sold to the public, 303,000 shares which shares are publicly tradeable.

         3.14 Brokers and Finders. Webx shall be solely responsible for payment to any broker or finder retained by Webx for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         3.15 Accuracy of Information. No representation or warranty by Webx contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to SII pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         3.16 Subsidiaries. Except as listed in Schedule P, Webx does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Webx or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

         3.18 Improper Payments. Neither Webx, nor any person acting on behalf of Webx has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Webx (b) any customer, supplier or competitor of Webx or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining, or directing business for Webx or (c) any political party or any candidate for elective political office nor has any fund or other asset of Webx been maintained that was not fully and accurately recorded on the books of account of Webx.

         3.19 Copies of Documents. Webx has made available for inspection and copying by SII and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Webx with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of Webx, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Webx or adversely effect the objectives of this Agreement with respect to SII including, but not limited to, the issuance and subsequent trading of the shares of common stock of Webx to be received hereby, subject to compliance by the shareholders of SII with applicable law.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF SII

         SII, and the Officers and Directors of SII personally, hereby represents and warrants to Webx as follows:

         4.01 SII shall deliver to Webx, on or before Closing, the following:

              (a) Financial Statements. Unaudited financial statements of SII as of July 31, 1997, which fairly represent the financial condition of SII at the date thereof (Schedule AA)

              (b) Property. An accurate list and description of all property, real or personal owned by SII of a value equal to or greater than $1,000.00. (Schedule BB.)

              (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of SII incurred or owing as of the date of this Agreement. (Schedule CC. 1.)

              (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which SII is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by SII (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 1996 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

              (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of SII for the repayment of borrowed money. (Schedule EE.)

              (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

              (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of SII, together with all amendments thereto to the date hereof (Schedule GG.)

              (h) Shareholders. A complete list of all persons or entities holding capital stock of SII or any rights to subscribe for, acquire, or receive shares of the capital stock of SII (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

              (i) Officers and Directors. A complete and current list of all Officers and Directors of SII. (Schedule II.)

              j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee who is presently scheduled to receive from SII a salary in excess of $1,000.00 during the year ending December 31, 1997, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

              (k) Litigation. A complete and accurate fist (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of SII threatened, which may materially and adversely affect SII. (Schedule KK.)

              (1) Tax Returris. Accurate copies of all Federal and State tax returns for SII if any. (Schedule LL.)

              (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by SII under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

              (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which SII has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

              (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein SII is qualified to do business and is in good standing or has applied for qualification. (Schedule OO.)

              (p) Subsidiaries. A complete list of all subsidiaries of SII (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which SII has an interest, direct or indirect.

              (q) UnionMatters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of SII, if any. (Schedule QQ.)

              (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which SII may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

              (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of SII in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

              (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming SII as an insured or beneficiary or as a loss payable payee or for which SII has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by SII regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming SII as beneficiary covering the business activities of SII. (Schedule TT.)

              (u) Customers. A complete and accurate list (in all material respects) of the customers of SII, including all presently effective contracts of SII to be assigned to SII, accounting for the principle revenues of SII indicating the dollar amounts of gross revenues of each such customer since January 1, 1997. (Schedule UU.)

              (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of SII. (Schedule VV.)

         4.02 Organization, Standing and Power. SII is a company duly organized validly existing and in good standing under the laws of the state of Nevada with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

         4.03 Qualification. SII is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which SII is duly qualified and licensed as a foreign corporation, or has applied for qualification, is shown in Schedule OO.

         4.04 Capitalization of SII. The authorized capital stock of SII consists of 10,000,000 shares of common stock, $.01 par value, of which the only shares issued and outstanding are 7,018,236 common shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the SII stock.

         4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized actions and approval by the Board of Directors, on the part of SII. This Agreement constitutes the valid and binding obligation of SII, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by SII and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of SII's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which SII is a party or bound.

         4.06 Absence of Undisclosed Liabilities. SII has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

         4.07 Absence of Changes. Since July 31, 1997, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of SII except for changes resulting from completion of those transactions described in Section 5.02.

         4.08 Tax Matters. All taxes and other assessments and levies which SII is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by SII in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by SII income or business prior to the Closing Date.

         4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which SII or its shareholders are a party or by which SII or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of SII or any securities representing the right to purchase or otherwise receive any such capital stock of SII.

         4.10 Title to Assets. Except for liens set forth in Schedule CC, SII is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

         4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which SII is a party are valid and in full force and effect on the date hereof, and SII has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of SII.

         4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of SII, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of SII. SII has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         4.13 Governmental Regulation. To the knowledge of SII and except as set forth in Schedule KK, SII is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of SII.

         4.14 Broker and Finders. SII shall be solely responsible for payment to any broker or finder retained by SII for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         4.15 Accuracy of Information. No representation or warranty by SII contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Webx pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         4.16 Subsidiaries. Except as listed in Schedule PP, SII does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by SII or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

         4.18 Improper Payments. No person acting on behalf of SII has made any payment or otherwise transmitted anything of value, directly or indirectly, to
(a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of SII, or
(b) any political party or any candidate for elective political office, nor has any fund or other asset of SII been maintained that was not fully and accurately recorded on the books of account of SII.

         4.19 Copies of Documents. SII has made available for inspection and copying by Webx and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by SII with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of SII or adversely affect the objectives of this Agreement.

         4.20 Investment Intent of Shareholders. Each shareholder of SII represents and warrants to Webx that the shares of Webx being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION

         5.01 Conduct and Transactions of Webx. During the period from the date hereof to the date of Closing, Webx shall:

              (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

              (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

              (c) Elect Tom Kubota, Rudy LaRusso, Alfred T. Sapse, Eugene Boyle, Walter Holden, James D. Monllos, and Janet Greeson to the Board of Directors of Webx.

              (d) Submit Resolutions to the Shareholders to approve a name change from Webx Media, Inc. to Steroidogenesis Inhibitors International.

              (e) Cancel 4,297,000 shares of common stock of Webx issued and outstanding to Barsten Capital, Inc., upon the closing of the reorganization.

              (f) Issue 1,000,000 shares of restricted common stock of Webx to Nanko Investments, Inc. ("Nanko") as consideration for consulting services upon the closing of the reorganization.

         Webx shall not during such period, except in the ordinary course of business, or as otherwise contemplated or required by this Agreement, without the prior written consent of SII

              (a) Sell, dispose of or encumber any of its properties or assets;

              (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof,

              (c) Except as otherwise contemplated and required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock,

              (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

              (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000,

              (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

              (g) Make any material change in its insurance coverage,

              (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

              (i) Enter into any agreement or make any commitment to any labor union or organization;

              (j) Make any capital expenditures.

              (k) Allow any of the foregoing actions to be taken by any subsidiary of Webx.

         5.02 Conduct and Transactions of SII During the period from the date hereof to the date of Closing, SII shall:

              (a) Obtain an investment letter from each shareholder of SII in a form substantially like that attached hereto as Exhibit B.

              (b) Conduct the operations of SII in the ordinary course of business.

         SII shall not during such period except, as otherwise contemplated or required by this Agreement, in the ordinary course of business, without the prior written consent of Webx:

              (a) Sell, dispose of or encumber any of the properties or assets of SII;

              (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

              (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

              (d) Amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities,

              (e) Pay or incur any obligation or liability, direct or contingent, of more than $1,000;

              (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

              (g) Make any material change in its insurance coverage,

              (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

              (i) Enter into any agreement or make any commitment to any labor union or organization;

              (j) Make any material capital expenditures.

              (k) Allow any of the foregoing actions to be taken by any subsidiary of SII.


                                    ARTICLE 6
                              RIGHTS OF INSPECTION

         6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, Webx and SII agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of Webx or SII, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, Webx and SII will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.01 Conditions to Obligations of SII. The obligation of SII to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by SII.

              (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Webx which in the opinion of Sll would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Webx set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

              (b) Performance of Obligations. Webx shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Webx shall have complied in all material respects with the course of conduct required by this Agreement.

              (c) Corporate Action. Webx shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for SII that Webx has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

              (d) Consents. Execution of this Agreement by SII and any consents necessary for or approval of any party listed on any Schedule delivered by Webx whose consent or approval is required pursuant thereto shall have been obtained.

              (e) Financial Statements. SII shall have been furnished with audited financial statements of Webx including, but not limited to, balance sheets and profit and loss statements for the period ending December 31, 1996 and unaudited financial statements for the period ending September 30, 1997. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Webx as of September 30, 1997.

              (f) Statutory Requirements. All statutory requirements for the valid consummation by Webx of the transactions contemplated by this Agreement shall have been fulfilled.

              (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Webx for consummation of the transactions contemplated by this Agreement shall have been obtained.

              (h) Changes in Financial Condition of Webx. There shall not have occurred any material adverse change in the financial condition or In the operations of the business of Webx, except expenditures in furtherance of this Agreement

              (i) Absence of Pending Litigation. Webx is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

              (j) Authorization for Issuance of Stock. SII shall have received in form and substance, a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Webx to issue stock certificates representing ownership of Webx common stock to SII shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

              (k) Approval. Webx shall have (i) elected Tom Kubota, Rudy LaRusso, Alfred T. Sapse, Eugene Boyle, Walter Holden, James D. Monllos, and Janet Greeson to the Board of Directors of Webx; (ii) approved the name change from Webx Media, Inc. to Steroidogenesis Inhibitors International and (iv) approved the Agreement and Plan of Reorganization.

         7.02 Conditions to Obligations of Webx. The obligation of Webx to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closin unless waived in writing by Webx.

              (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by SII, which in the opinion of Webx, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of SII set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

              (b) Performance of Obligations. SII shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and SII shall have compiled in all respects with the course of conduct required by this Agreement.

              (c) Corporate Action. SII shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for Webx that SII has Submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

              (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by SII whose consent or approval is required pursuant thereto, shall have been obtained.

              (e) Financial Statements. Webx shall have been furnished with unaudited financial statements of SII as of July 31, 1997, which fairly represent the financial condition of SII at the dates thereof

              (f) Statutory Requirements. All statutory requirements for the valid consummation by SII of the transactions contemplated by this Agreement shall have been fulfilled.

              (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by SII for consummation of the transactions contemplated by this Agreement shall have been obtained.

              (h) Employment Agreements. Existing SII employment agreements will have been delivered to counsel for Webx.

              (i) Changes in Financial Condition of SII. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of SII, except expenditures in furtherance of this Agreement.

              (j) Absence of Pending Litigation. SII is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

         8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

         8.02 Webx shall initiate, per agreement with Nanko and SII dated October 16, 1997, a best efforts private placement pursuant to an exemption from registration under Regulation D or Regulation S, for 1,500,000 shares of the Company's common stock at a price of $1.00 per share, within ninety (90) days from the closing date of this Agreement.

         8.03 Webx shall initiate, per agreement with Nanko and Sll dated October 16, 1997, a best efforts private placement pursuant to an exemption from registration for 1,000,000 shares of the Company's common stock at a price of $10.00 per share within twelve months of the closing date of this Agreement, provided the Company has progressed with positive Phase II FDA testing requirements.

                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

         9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Webx or SII pursuant hereto, or otherwise adopted by Webx, by its written approval, or by SII by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Webx or SII as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   ARTICLE 10
                    TERMINATION OF AGREEMENT AND ABANDONMENT
                                OF REORGANIZATION

         10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

               (a) By mutual written consent of the Boards of Directors of Webx and SII.

               (b) By the Board of Directors of Webx if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

               (c) By the Board of Directors of SII if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

         10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                   ARTICLE II
                      EXCHANGE OF SHARES, FRACTIONAL SHARES

         11.01 Exchange of Shares. At the Closing, Webx shall Issue a letter to the transfer agent of Webx with a copy of the resolution of the Board of Directors of Webx authorizing and directing the issuance of Webx shares as set forth on Exhibit A to this Agreement.

         11.02 Restrictions on Shares Issued to SII. Due to the fact that SII will receive shares of Webx common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Webx will contain the following legend:

               The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

                                   ARTICLE 12
                                  MISCELLANEOUS


         12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

         12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

         If to "Webx"                           If to "SII"

         Webx Media, Inc.                       Steroidogenesis Inhibitors, Inc.
         1210 North Barsten Way                 Magna Executive Center
         Anaheim, CA 92806                      2001 East Flamingo Road
                                                Las Vegas, NV 89119

         With copies to:

         Ronald L. Poulton, Esq.
         Poulton & Yordan
         4 Triad Center, Suite 500-A
         Salt Lake City, Utah 84180

         12.03 Amendment and Walver. The parties hereby may by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to tile benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

               (a) Extend the time for the performance of any of the obligations of the other;

               (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

               (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

               (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

         12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Webx or SII shall not constitute a waiver of the right to pursue other available remedies.

         12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Webx and SII and its shareholders.

         12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

         12.08 Each Party to Bear its Own Expense. Webx and SII shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement including, counsel fees and accountant fees.

         12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

    Executed as of the date first written above.

    "Webx"                             "SII"
    Webx Media, Inc.                   Steroidogenesis Inhibitors, Inc.
    a Nevada corporation               a Nevada corporation

By: /s/ Tom Kubota                     By:
    ---------------------------------      ------------------------------
    Tom Kubota                             Alfred T. Sapse
    Director and President/Treasurer       Director and President
    and Personally as to Article 3         and Personally as to Article 4

By: /s/ Kathy Ultimo                   By: /s/ Eugene Boyle
    ---------------------------------      ------------------------------
    Kathy Ultimo                           Eugene Boyle
    Director and Secretary                 Director and CFO
    and Personally as to Article 3         and Personally as to Article 4

                                       By: /s/ C.C. Nuckols
                                           ------------------------------
                                           C.C. Nuckols
                                           Director
                                           and Personally as to Article 4

                                       By: /s/ Walter Holden
                                           ------------------------------
                                           Walter Holden
                                           Director
                                           and Personally as to Article 4

                                       By:
                                           ------------------------------
                                           Orla K. Lucas
                                           Director
                                           and Personally as to Article 4

                                       By: /s/ James D. Monollos
                                           ------------------------------
                                           James D. Monollos
                                           Director and Treasurer
                                           and Personally as to Article 4

By:                                    By: /s/ Janet Greeson
    ---------------------------------      ------------------------------
    Stanley Nelson                         Janet Greeson
    Director                               Director and Executive Vice President
    and Personally as to Article 3         and Personally as to Article 4


Selling Shareholders of Steroidogenesis Inhibitors, Inc.

Cortisol Medical Research


By: /s/ Alfred T. Sapse                By:
    ---------------------------------      ------------------------------
    Alfred T. Sapse, President             Stanley Nelson


By: /s/ Alfred T. Sapse                By: /s/ Janet Greeson
    ---------------------------------      ------------------------------
    Alfred T. Sapse, Individually          Janet Greeson

By: /s/ Eugene Boyle                   By: /s/ Orla K. Lucas
    ---------------------------------      ------------------------------
    Eugene Boyle                           Orla K. Lucas

By:
    ---------------------------------
    C.C. Nuckols

By: /s/ Walter Holden
    ---------------------------------
    Walter Holden

By: /s/ James D. Monllos
    ---------------------------------
    James D. Monllos

                                   EXHIBIT A



Name of Shareholder                                         Number of Shares
to Receive Webx Shares                                      of Webx to be Issued


Cortisol Medical Research                                   4,475,000

Dr. Alfred Sapse                                              490,000

Eugene Boyle                                                    5,250

Cardwell C. Nuckols                                           108,720

Walter Holden                                                 250,000

James D. Monllos & Candace Monllos, JTWRS                     112,470

James D. Monllos                                              100,000

Eugene Boyle & Dr. Janet Greeson, JTWRS                       216,000

Orla K. Lucas                                                  54,000

Little Flower Limited Family Partnership                      375,000


TOTAL NUMBER OF WEBX
SHARES TO BE ISSUED                                         6,186,690